FIFTH AMENDMENT TO THE
FUND SERVICING AGREEMENT

    THIS FIFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Servicing Agreement dated as of November 6, 2025, as amended (the “Agreement”), is entered into by and between YORKVILLE AMERICA INVESTMENT TRUST (f/k/a Truth Social Funds), a Ohio statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the following funds to Exhibit A of the Agreement:
•YA Columbus Macro Anti-Debasement Index ETF
•Yorkville America Space Index ETF

WHEREAS, Section 14(f) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Trust’s Board.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer effective as of the Effective Date.

YORKVILLE AMERICA INVESTMENT     U.S. BANCORP FUND SERVICES, LLC
TRUST

By: /s/ David. Bogaert	By: /s/ Elizabeth Scalf
Name: David Bogaert	Name: Elizabeth Scalf
Title: President	Title: Senior Vice President
Date 10/8/2026	Date 10/8/2026

EXHIBIT A

Funds

Truth Social American Security & Defense ETF
Truth Social American Next Frontiers ETF
Truth Social American Icons ETF
Truth Social American Energy Security ETF
Truth Social American Red State REITs ETF
Truth Social God Bless America ETF
Truth Social America First ETF
YA MarketVector Bitcoin and Ether Strategic Momentum Index ETF
Yorkville America Cronos Yield Maximizer ETF
Yorkville America 2X Inverse MANGOS Plus Daily Target ETF
Yorkville America 2X Long MANGOS Plus Daily Target ETF
Yorkville America Crypto Leaders Index ETF
Yorkville America Crypto Leaders Covered Call Index ETF
Yorkville America Digital Asset Ecosystem Index ETF
Yorkville America MANGOS Plus Index ETF
Yorkville America MANGOS Plus Premium Equity Income Index ETF
Yorkville America Next Generation Memory Index ETF
YA Columbus Macro Reindustrialization Dividend Index ETF
YA Columbus Macro Anti-Debasement Index ETF
Yorkville America Space Index ETF